                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): March 9, 2004


                                IMAX CORPORATION
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    CANADA
             ------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


            0-24216                                    98-0140269
    ------------------------               ------------------------------------
    (Commission File Number)               (I.R.S. Employer Identification No.)


        2525 SPEAKMAN DRIVE, SHERIDAN PARK, MISSISSAUGA, ONTARIO L5K 1B1
        ----------------------------------------------------------------
            (Address of Principal Executive Offices)        (Zip Code)


                                 (905) 403-6500
             ------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                      N/A
             ------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



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                                       2

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     On March 9, 2004, IMAX Corporation (the "Company") issued a press release announcing the Company's financial and operating results for the year ended December 31, 2003, a copy of which is attached below.

     The information in this current report on Form 8-K, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to in such filing.

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                                       3

                                  [IMAX LOGO]



IMAX CORPORATION

2525 Speakman Drive
Mississauga, Ontario, Canada L5K 1B1
Tel: (905) 403-6500 Fax: (905) 403-6450
www.imax.com
------------

              IMAX CORPORATION REPORTS FOURTH QUARTER AND FULL-YEAR
                                  2003 RESULTS

HIGHLIGHTS

- Company reports profit in 2003 with earnings from continuing operations of $0.14 per share before costs associated with debt repurchasing and refinancing, at high end of guided range.

- Company successfully rolls out IMAX(R) MPX(TM) with nine orders from exhibitors worldwide.

- IMAX DMR(R) success drives increased theatre system signings and further establishes IMAX as a new release window for Hollywood event films.

- Company completes balance sheet restructuring through debt reduction and refinancing remainder of senior notes.

- Company to announce new IMAX DMR film deal for 2004 on 10:30 a.m. earnings conference call.

Toronto, Canada -- March 9, 2004 -- IMAX Corporation (Nasdaq:IMAX; TSX:IMX) today reported earnings from continuing operations of $0.14 per share on a basic and fully diluted basis for the full year ended December 31, 2003, before giving effect to the costs associated with the repurchase and refinancing of the Company's senior notes in 2003. This compares to earnings from continuing operations of $0.09 per diluted share for the full year ended December 31, 2002, before giving effect to $0.25 per share in gains associated with the retirement of the Company's subordinated notes in 2002.

When including costs of approximately $4.9 million, or $0.13 per share, associated with the repurchase and refinancing of the Company's senior notes during the year, IMAX reported earnings from continuing operations of $0.01 per diluted share in 2003. When including a gain of $0.25 per diluted share associated with the retirement of the Company's subordinated notes in 2002, IMAX reported earnings from continuing operations of $0.34 per diluted share in 2002.

For the three months ended December 31, 2003, IMAX reported net earnings from continuing operations of $0.09 per share on a diluted basis, before giving effect to the costs associated with the repurchasing and refinancing of its senior notes in the quarter. This compares to net earnings from continuing operations of $0.03 per share on a basic and diluted basis in the prior year period.

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                                       4

When including costs of approximately $4.6 million, or $0.11 per share, associated with the refinancing of the Company's senior notes during the quarter, IMAX reported a net loss of $0.01 per diluted share in the quarter.

"We are pleased with our financial performance in 2003, as we improved our results and positioned the Company for continued growth," said IMAX co-Chairmen and co-CEOs Richard L. Gelfond and Bradley J. Wechsler. "2003 was a pivotal year for IMAX as we significantly furthered implementation of our commercial strategy with the successful release of two IMAX DMR(R) titles, built a solid release slate for 2004 and introduced the IMAX(R) MPX(TM) theatre system. Given the strong operating momentum of our business right now, we are extremely optimistic about our future."

In 2003, the Company signed contracts for 25 theatres systems, which compares to 21 in 2002 including contracts for the re-opening of five theatres in Regal multiplexes resulting from the settlement of bankruptcy litigation with Edwards Theaters that year. During the fourth quarter, the Company signed new contracts for seven IMAX theatre systems with an aggregate value of $10.8 million. This compares to contracts for 11 IMAX theatres in the fourth quarter of 2002, which included the five Regal re-openings. Noteworthy signings during the past quarter included contracts for two IMAX MPX theatres with Nakheel LLC in Dubai, UAE and a contract with Yelmo Cineplex, a Loews Cineplex joint venture in Spain, for three retrofit IMAX MPX systems.

"The nine IMAX MPX orders from domestic and international exhibitors in 2003 demonstrated that commercial operators are interested in this exciting product," continued Messrs. Gelfond and Wechsler. "We are particularly encouraged by the traction we are gaining with the IMAX MPX retrofit option, as witnessed by the Yelmo signings. Based on the current level of discussions with exhibitors, we expect a significant acceleration of IMAX MPX signings in 2004."

Following the successful IMAX DMR releases of The Matrix Reloaded: The IMAX Experience last June and The Matrix Revolutions: The IMAX Experience in November, Warner Bros. Pictures and IMAX announced on December 18, 2003 that Harry Potter and the Prisoner of Azkaban, the third installment of the Harry Potter film series, will be released to IMAX(R) theatres in addition to conventional theatres in June 2004. The deal represented the third IMAX DMR film commitment from Warner Bros. within the year. In addition to this film, IMAX is in active discussions with Warner Bros. regarding an IMAX(R) 3D release of Polar Express in November 2004 and an IMAX DMR release of Tim Burton's Charlie and the Chocolate Factory in summer 2005.

"We are extremely pleased with the reaction of consumers to IMAX DMR based on the successful releases of the Matrix films and impressive ticket price premiums," continued Messrs. Gelfond and Wechsler. "We expect to release three IMAX DMR releases this year, which would make 2004 the strongest commercial release schedule in IMAX's history. With IMAX DMR continuing to gain acceptance in Hollywood, we are growing even more optimistic about the place of IMAX theatres as the newest release window for the industry's biggest event films."

In addition to IMAX DMR films, the Company's scheduled film slate over the next two years will include highly anticipated IMAX 3D films. On March 12, 2004, IMAX, in collaboration with Warner Bros., and with sponsorship from AOL, will launch NASCAR 3D: The IMAX Experience in 68 IMAX theatres, marking the widest domestic opening for an IMAX film in the Company's history. Early film reviews have praised the film's spectacular visual display of emotion and excitement as well as the film's wide appeal. IMAX recently announced that Lockheed Martin will sponsor the next IMAX 3D space film, Magnificent Desolation, to be produced by IMAX in association with Tom Hanks' and Gary Goetzman's Playtone. The film, which will chronicle man's walking on the moon, is slated for release in 2005.

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                                       5

IMAX recently completed the restructuring of its balance sheet by retiring a portion of its long-term debt and refinancing its remaining senior notes through a $160 million issue of new bonds due in December 2010. The Company also recently improved its liquidity significantly with the closing of a $20 million credit facility with Congress Financial of Canada. These improvements were recognized by Moody's and Standard & Poor's, which each upgraded IMAX by two notches over the past six months. Over the past two and a half years, IMAX has reduced debt from $300 million to $160 million.

For the twelve-month period ended December 31, 2003, the Company's total revenues were $119.3 million as compared to $129.1 million in the prior-year period. Systems revenue was $75.8 million versus $71.0 million in the prior year period, as the Company recognized revenues on 20 theatre systems as compared to 16 theatre systems in the prior-year period. Film revenue was $25.8 million compared to $40.6 million in 2002. Theatre Operations revenue was $13.1 million versus $12.3 million in the prior-year period. Other revenue was $4.5 million compared to the $5.3 million reported in 2002.

The Company previously reported earnings from continuing operations of $0.05 per diluted share for the year ended December 31, 2002. As a result of a discontinued operation in December 2003, the loss from which has been included into discontinued operations for all comparative periods, the Company's 2002 reported earnings from continuing operations increased from $0.05 per diluted share, to a reported $0.09 per diluted share.

In the fourth quarter, the Company's total revenues were $29.9 million as compared to $37.0 million in the prior year period. IMAX Systems revenue was $19.9 million versus $20.3 million in the prior year period. Film revenue was $6.2 million versus $11.5 million in the fourth quarter of 2002. The decline, which was anticipated, was primarily attributed to the Company's record-breaking film SPACE STATION in 2002. Theatre Operations revenue was $3.0 million versus $3.8 million in the prior year period. Other revenue was $0.8 million in the quarter versus $1.4 million in the fourth quarter of 2002.

The Company will be hosting a conference call to discuss these results at 10:30 AM EST. To access the call interested parties should call (719) 457-2692 approximately 10 minutes before it begins.

                                       ###
ABOUT IMAX CORPORATION

Founded in 1967, IMAX Corporation is one of the world's leading entertainment technology companies. IMAX's businesses include the creation and delivery of the world's best cinematic presentations using proprietary IMAX and IMAX 3D technology, and the development of the highest quality digital production and presentation. IMAX has developed revolutionary technology called IMAX DMR (Digital Re-mastering) that makes it possible for virtually any 35mm film to be transformed into the unparalleled image and sound quality of The IMAX Experience(R). The IMAX brand is recognized throughout the world for extraordinary and immersive family entertainment experiences. As of December 2003, there were 240 IMAX theatres operating in more than 35 countries.

IMAX(R), IMAX(R) 3D, IMAX DMR(R), IMAX(R) MPX(TM) and The IMAX Experience(R) are trademarks of IMAX Corporation. More information on the Company can be found at www.imax.com.
------------
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                                       6

This press release contains forward looking statements that are based on management's assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Important factors that could affect these statements include the timing of theatre system deliveries, the mix of theatre systems shipped, the timing of the recognition of revenues and expenses on film production and distribution agreements, the performance of films, the viability of new businesses and products, and fluctuations in foreign currency and in the large format and general commercial exhibition market. These factors and other risks and uncertainties are discussed in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2002 and in the subsequent reports filed by the Company with the Securities and Exchange Commission.

For additional information please contact:


MEDIA:                                  ANALYSTS:
IMAX CORPORATION, New York              IMAX CORPORATION, New York
Romi Schutzer                           Jennifer Gery
212-821-0144                            212-821-0144
rschutzer@imax.com                      jgery@imax.com
------------------                      --------------

ENTERTAINMENT MEDIA:                    BUSINESS MEDIA:
Newman & Company, Los Angeles           Sloane & Company, New York
Al Newman                               Whit Clay
818-784-2130                            212-446-1864
asn@newman-co.com                       wclay@sloanepr.com
-----------------                       ------------------

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                                       7


                                IMAX CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
    IN ACCORDANCE WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
            (in thousands of U.S. dollars, except per share amounts)


                                                      THREE MONTHS ENDED       YEARS ENDED
                                                         DECEMBER 31,          DECEMBER 31,
                                                     -------------------   --------------------
                                                       2003       2002       2003        2002
                                                     --------   --------   --------    --------

Revenue
IMAX systems                                         $ 19,934   $ 20,288   $  75,848   $  70,959
Films                                                   6,233     11,506      25,803      40,556
Theater operations                                      2,967      3,797      13,109      12,284
Other                                                     799      1,387       4,500       5,303
                                                     --------   --------   ---------   ---------
                                                       29,933     36,978     119,260     129,102
COSTS OF GOODS AND SERVICES                            17,931     23,397      67,283      75,634
                                                     --------   --------   ---------  ----------
GROSS MARGIN                                           12,002     13,581      51,977      53,468

Selling, general and administrative expenses            8,448      8,237      33,312      34,906
Research and development                                  961        661       3,794       2,362
Amortization of intangibles                               101        351         573       1,418
Income from equity-accounted investees                 (1,995)      (195)     (2,496)       (283)
Receivable provisions (recoveries), net                (2,489)    (1,288)     (2,225)     (1,233)
Restructuring costs and asset
  impairments (recoveries)                                969        376         969        (121)
                                                     --------   --------   ---------   ---------
EARNINGS (LOSS) FROM OPERATIONS                         6,007      5,439      18,050      16,419

Interest income                                           140        118         656         413
Interest expense                                       (3,907)    (4,483)    (15,856)    (17,564)
Gain (loss) on retirement of notes                     (4,577)      (105)     (4,910)     11,900
Recovery (impairment) of long-term investments          1,538         --       1,892          --
                                                     --------   --------   ---------   ---------
EARNINGS (LOSS) FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES                                    (799)       969        (168)     11,168
Recovery of (provision for) income taxes                  (14)        --         386          --
                                                     ---------  --------   ---------   ---------
NET EARNINGS (LOSS) FROM CONTINUING OPERATIONS           (813)       969         218      11,168
Net earnings (loss) from discontinued operations          488       (285)        195         804
                                                     --------   --------   ---------   ---------
Net earnings (loss) before cumulative effect of
  changes in accounting principles                       (325)       684         413      11,972
Cumulative effect of changes in
  accounting principles                                  (182)        --        (182)         --
                                                     --------   --------   ---------   ---------
NET EARNINGS (LOSS)                                  $   (507)  $    684   $     231   $  11,972
                                                     ========   ========   =========   =========

EARNINGS (LOSS) PER SHARE:
Earnings (loss) per share -- basic and diluted:
  Net earnings (loss) from continuing operations     $  (0.02)  $   0.03   $    0.01   $    0.34
  Net earnings (loss) from discontinued operations   $   0.01   $  (0.01)  $      --   $    0.02
                                                     --------   --------   ---------   ---------
  Net earnings (loss) before cumulative effect of
    changes in accounting principles                    (0.01)      0.02        0.01        0.36
  Cumulative effect of changes in accounting
    principles                                             --         --          --          --
                                                     --------   --------     -------     -------
  Net earnings (loss)                                $  (0.01)  $   0.02    $   0.01    $   0.36
                                                     ========   ========    ========    ========

Weighted average number of shares
  outstanding (000's):
     Basic                                             38,843     32,973      35,663      32,943
     Diluted                                           40,317     33,436      36,431      33,306

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                                       8

                                IMAX CORPORATION
                           CONSOLIDATED BALANCE SHEETS
    IN ACCORDANCE WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
                         (In thousands of U.S. dollars)



                                                                                  AS AT DECEMBER 31,
                                                                                 --------------------
                                                                                   2003        2002
                                                                                 --------    --------
ASSETS

Cash and cash equivalents                                                        $  47,282   $  33,801
Restricted cash                                                                      4,961       3,335
Accounts receivable, net of allowance for doubtful accounts of $7,278
  (2002 -- $9,248)                                                                  13,887      15,054
Financing receivables                                                               56,742      51,918
Inventories                                                                         28,218      34,092
Prepaid expenses                                                                     1,902       2,372
Film assets                                                                          1,568         419
Fixed assets                                                                        35,818      43,616
Other assets                                                                        13,827      10,455
Deferred income taxes                                                                3,756       3,821
Goodwill                                                                            39,027      39,027
Other intangible assets                                                              3,388       3,363
Assets of discontinued operations                                                       --       1,703
                                                                                 ---------   ---------
  Total assets                                                                   $ 250,376   $ 242,976
                                                                                 =========   =========

LIABILITIES

Accounts payable                                                                 $   5,780   $   6,167
Accrued liabilities                                                                 43,794      43,365
Deferred revenue                                                                    63,344      85,590
New Senior Notes due 2010                                                          160,000          --
Old Senior Notes due 2005                                                           29,234     200,000
Subordinated Notes due 2003                                                             --       9,143
Liabilities of discontinued operations                                                  --       2,381
                                                                                 ---------   ---------
  Total liabilities                                                                302,152     346,646
                                                                                 ---------   ---------

COMMITMENTS, CONTINGENCIES AND GUARANTEES

SHAREHOLDERS' EQUITY (DEFICIT)

Capital stock Common shares -- no par value. Authorized --
  unlimited number. Issued and outstanding -- 39,301,758
  (202 -- 32,973,366)                                                              115,609      65,563
Other equity                                                                         3,159       1,542
Deficit                                                                           (171,189)   (171,420)
Accumulated other comprehensive income                                                 645         645
                                                                                 ---------   ---------
  Total shareholders' deficit                                                      (51,776)   (103,670)
                                                                                 ---------   ---------
  Total liabilities and shareholders' equity (deficit)                           $ 250,376   $ 242,976
                                                                                 =========   =========

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                                       9

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        IMAX CORPORATION
                                        (Registrant)


Date: March 11, 2004                     By:        "Bradley J. Wechsler"
                                             --------------------------------
                                         Name:  Bradley J. Wechsler
                                         Title: Co-Chairman and
                                                Co-Chief Executive Officer